Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333-214080 and No. 333-221429 on Form S-8, the Registration Statement No. 333-233581 on Form S-1 and Registration Statement No. 333-217675 on Form S-3 of Goodrich Petroleum Corporation of our report dated March 5, 2020, relating to the consolidated financial statements of Goodrich Petroleum Corporation, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Moss Adams LLP

Houston, Texas

March 5, 2020